UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2023

Century Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40498	84-2040295
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3675 Market Street Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 817-5790

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.0001 per share	IPSC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement

On May 1, 2023, Century Therapeutics, Inc. (the “Company”) completed a voluntary prepayment of all outstanding principal, accrued and unpaid interest, fees, costs and expenses, equal to $10.6 million in the aggregate (the “Payoff Amount”), under the Loan and Security Agreement (as amended, the “Loan Agreement”), dated as of September 14, 2020 between the Company and Hercules Capital, Inc. (“Hercules”). The Payoff Amount includes a prepayment charge of $100,000 equal to 1.0% of the outstanding principal, and an exit fee of $395,000. Upon receipt by Hercules of the Payoff Amount on May 1, 2023, all obligations, covenants, debts and liabilities of the Company under the Loan Agreement were satisfied and discharged in full, and the Loan Agreement and all other documents entered into in connection with the Loan Agreement were terminated.

The Loan Agreement provided for a term loan with aggregate maximum borrowings of up to $30.0 million (the “Term Loan”). Under the Loan Agreement, the Company borrowed $10.0 million. The Term Loan bore interest at a variable annual rate equal to the greater of either (i) the sum of (a) 6.30% plus (b) the prime rate (as reported in the Wall Street Journal on the last business day of the month that immediately precedes the month in which the interest will accrue) or (ii) 9.55%. Interest-only payments on the borrowings under the Loan Agreement were due through May 1, 2023. After the interest-only payment period, borrowings under the Loan Agreement were due in equal monthly payments of principal and accrued interest until the maturity date of April 1, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY THERAPEUTICS, INC.

	By:	/s/ Greg Russotti, Ph.D.
	Name:	Greg Russotti, Ph.D.
Date: May 5, 2023	Title:	Interim President and Chief Executive Officer (Principal Executive Officer)